PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 24th June, 2008 by and among Harbin Electric, Inc., a Nevada corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

Recitals

A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement (the “Private Placement”), an aggregate of up to 3.5 million shares of the Company’s Common Stock, par value $0.00001 per share; and

C. Contemporaneous with the closing of the Private Placement, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

Agreement

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.1 Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, par value $0.00001 per share, of the Company, and any securities into which the Common Stock may be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Schedules” has the meaning set forth in Section 4.

“Environmental Laws” has the meaning set forth in Section 4.17.

“Evaluation Date” has the meaning set forth in Section 4.10.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Indemnified Person” has the meaning set forth in Section 8.3.

“Investor” and “Investors” have the meaning set forth in the Preamble.

“Investment Representations” has the meaning set forth in Section 6.2(a).

“Losses” has the meaning set forth in Section 8.2.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), or business of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Note Purchase Agreement” means the Purchase Agreement dated August 29, 2006, among the Note Purchasers and the Company in respect of Guaranteed Senior Secured Floating Rate Notes due 2012 of the Company and Warrants to Purchase 2,718,138 Shares of Common Stock of the Company and Guaranteed Senior Secured Floating Rate Notes due 2010 of the Company and Warrants to Purchase 769,230 Shares of Common Stock of the Company.

“Note Purchasers” means Citadel Equity Fund Ltd and Merrill Lynch International.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent” means each of William Blair & Co. LLC and ROTH Capital Partners, LLC.

“Private Placement” has the meaning set forth in Recital B.

“Prohibited Transactions” has the meaning set forth in Section 5.11.

“Purchase Price” has the meaning set forth in Section 2.2.

“Registration Rights Agreement” has the meaning set forth in Recital C.

“Regulation D” has the meaning set forth in Recital A.

“Required Investors” means Investors agreeing hereunder to purchase a majority of the Shares.

“SEC” has the meaning set forth in Recital A.

“SEC Filings” has the meaning set forth in Section 4.6

“SEC Reports” means all reports required to be filed by the Company under the 1933 Act and the 1934 Act since January 1, 2005.

“Shares” means the shares of Common Stock being purchased by the Investors hereunder.

“Subsidiary” of any Person means any “subsidiary” as defined in Rule 1-02(x) of Regulation S-X promulgated by the SEC under the 1934 Act of such Person.

“Trading Affiliates” has the meaning set forth in Section 5.11.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“10-K” has the meaning set forth in Section 4.6.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Shares.

2.1 Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares in the respective amounts set forth opposite the Investors’ names on the signature pages attached hereto in exchange for the Purchase Price as specified in Section 2.2 below (the “Closing”).

2.2 Purchase Price. The purchase price for the Shares to be purchased by each Investor at the Closing shall be the amounts set forth opposite the Investors’ names on the signature pages attached hereto (the “Purchase Price”) which shall be equal to the amount of $14.13 per Share.

3. Closing.

3.1 Closing Date. The Closing shall occur on the Closing Date at the offices of Loeb & Loeb LLP. The date and time of the Closing (the “Closing Date”) shall be 4:30 p.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Investor).

3.2 Form of Payment. On the Closing Date, (i) each Investor shall pay its respective Purchase Price to the Company for the Shares to be issued and sold to such Investor at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Investor, at the address set forth on the signature page attached hereto by such Investor, one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 5.7 hereof), evidencing the number of Shares such Investor is purchasing as is set forth opposite such Investor’s name on the signature pages attached hereto, duly executed on behalf of the Company and registered in the name of such Investor.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect. The Company’s Subsidiaries are reflected on Schedule 4.1 hereto.

4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally or by other equitable principles of general application.

4.3 Capitalization. Schedule 4.3 sets forth as of the date of this Agreement (a) the authorized capital stock of the Company and each Subsidiary; (b) the number of shares of capital stock of the company and each Subsidiary issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s or any Subsidiary’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described on Schedule 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described on Schedule 4.3 or in the SEC Reports, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company or any Subsidiary. Except as described on Schedule 4.3 or in the SEC Reports, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 or in the SEC Reports and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other similar agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on Schedule 4.3 or in the SEC Reports, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. Except as described on Schedule 4.3 or in the SEC Reports, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary are owned by the Company, directly or indirectly, free and clear of any material liens, pledges, charges and security interests and similar encumbrances. The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (“Exchange Act”), as amended, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any stock exchange or market on which its Common Stock is traded to the effect that the Company is not in compliance with the requirements of such exchange or market. The Company is, and expects to be, in compliance with all of the listing requirements of such exchange or market in the foreseeable future

Except as described on Schedule 4.3, the issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.5 Consents. Except as disclosed on Schedule 4.5, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Share and the ownership, disposition or voting of the Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7 Use of Proceeds. The net proceeds of the sale of the Shares hereunder shall be used by the Company to repay debt, for working capital and general corporate purposes, including to finance potential acquisitions.

4.8 No Material Adverse Change. Since December 31, 2007, except as identified and described in the SEC Filings or as described on Schedule 4.8, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the 10-K, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company or any agreement to do any of the foregoing ;

(iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi) any change or amendment to the Company’s Articles of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi) any change to the Company’s current method of accounting.

4.9 SEC Filings.

(a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each registration statement and any amendment thereto filed by the Company since January 1, 2006 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such registration statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10 Internal Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles in the United States (“GAAP”) and the applicable requirements of the 1934 Act. During the past 12 months prior to the date hereof, the Company has not received any notice of correspondence from any accountant and/or auditor relating to any potential material weakness in any part of the system of internal accounting controls of the Company.

4.11 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Articles of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective material assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject, except, in the case of clauses (a) and (b) only, for such conflicts, breaches or violations as have not and could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate.

4.12 Tax Matters. The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it and all such returns are true, complete and correct in all material respects . The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.12, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.13 Title to Properties. Except as disclosed in the SEC Filings or as described on Schedule 4.13, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.14 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it except where the failure to so possess has not had and could not reasonably be expected to have a Material Adverse Effect, individually or in aggregate, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.15 No Labor Disputes. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company’s Knowledge, is imminent. There is no employment related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending against the Company that could, individually or in the aggregate, have a Material Adverse Effect.

4.16 Intellectual Property. The Company or its Subsidiaries own or have valid rights to use all patent, copyright, trade secret, trademark or other proprietary rights that are used in the business of the Company and are material to the Company and its Subsidiaries taken as a whole (collectively, “Intellectual Property”). Schedule 4.16 sets for a list of all of the Intellectual Property used by the Company and its Subsidiaries.

All material licenses or other material agreements under which (i) the Company or any Subsidiary is granted rights in Intellectual Property and (ii) the Company or any Subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or any Subsidiary, are in full force and effect and there is no material default by the Company or any Subsidiary thereto.

No proceedings have been instituted or are pending which challenge in a material manner the rights of the Company or any Subsidiary in respect to the Company or any Subsidiary’s right to the use of the Intellectual Property. The Company and each Subsidiary has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted.

To the Company’s Knowledge, the present business, activities and products of the Company and each Subsidiary do not infringe any intellectual property of any other person, except where such infringement would not have a Material Adverse Effect. No material proceeding charging the Company or any Subsidiary with infringement of any adversely held Intellectual Property has been filed. The Company has not received notice of or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any Subsidiary, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. To the Company’s knowledge, there exists no third party unexpired patent or patent application which includes claims that would be infringed by, or otherwise have a Material Adverse Effect on the Company. To the Company’s Knowledge, the Company is not making unauthorized use of any material confidential information or trade secrets of any third party. To the Company’s Knowledge, the activities of the Company or any Subsidiary or any employee on behalf of the Company or any Subsidiary do not violate any material agreements or arrangements known to the Company which any such employees have with other persons, if any.

4.17 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.18 Litigation. Except as described on Schedule 4.18 or in the SEC Reports, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings have been threatened in writing.

4.19 Financial Statements. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.19, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.20 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. There are not any claims that any insurance company is currently denying or defending under a reservation of rights clause.

4.21 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agents. Notwithstanding the foregoing, no Investor shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement or any agreement relating thereto as a result of any action taken by the Company.

4.22 No General Solicitation. Neither the Company nor, to the Company's Knowledge, any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

4.23 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act or that would require shareholder approval of any securities exchange on which the Common Stock of the Company is listed or designated.

4.24 Private Placement. Subject to the accuracy of the representations and warranties of the Investors contained in Section 5, the offer and sale of the Shares to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.25 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.26 Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.27 Material, Non-Public Information. The Company confirms that neither it nor, to the Company’s Knowledge, any of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized any placement agent to provide any Investor or its respective agents or counsel, and it will not provide, without the prior written consent of any Investor, with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the press release and Current Report on Form 8-K as contemplated by Section 9.7 hereof. The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act), except for the announcement of this Agreement and related transactions.

4.28 Manipulation of Price. The Company has not, and to the Company’s Knowledge no one acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

4.29 Acknowledgment Regarding Investors’ Purchase of Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Shares.

4.30 Investment Company. The Company is not, and as a result of the offer and sale of the Shares contemplated herein will not be, required to register as an “investment company” under, and as such term is defined in, the U.S. Investment Company Act of 1940, as amended, in connection with or as a result of the offer and sale of the Shares.

4.31 Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1 Organization and Existence. The Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Shares pursuant to this Agreement. Such Investor (if not an individual) has not been formed for the specific purpose of acquiring the Shares. Such Investor has provided the Company with its jurisdiction of organization and its principal place of business.

5.2 Authorization; Non-contravention. The execution, delivery and performance by the Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally. The execution, delivery and performance of this Agreement by such Investor, and the consummation by such Investor of the transactions contemplated hereby, do not (i) contravene or conflict with the organizational documents of such Investor; nor (ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to such Investor.

5.3 Purchase Entirely for Own Account. The Shares to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act. Such Investor does not have any agreement or understanding, whether or not legally binding, direct or indirect, with any other Person to sell or otherwise distribute the Shares. The Investor is not a broker dealer registered with the SEC under the 1934 or an entity engaged in a business that would require it to be so registered.

5.4 Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Investor understands that the purchase of the Shares involves substantial risk.

5.5 Disclosure of Information. The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Shares and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information such Investor deems relevant to make an informed decision to purchase the Shares. The Investor acknowledges that it has access to the SEC Reports, including the SEC Filings, through the EDGAR system. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6 Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7 Legends. It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

(a) “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) and accordingly may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act, (ii) such securities may be sold pursuant to Rule 144 without regard to the volume limitations contained in Rule 144(e), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act or qualification under applicable state securities laws.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

5.8 Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9 No General Solicitation. The Investor did not learn of the investment in the Shares by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications.

5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

5.11 Prohibited Transactions. Since the time the Investor learned of the Private Placement, neither the Investor nor any Affiliate of such Investor that (i) has or had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (iii) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”), directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares (each, a “Prohibited Transaction”). Such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated pursuant to Section 6.3 hereof. Such Investor acknowledges that the representations and warranties contained in this Section 5.11 are being made for the benefit of all Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against any Investor arising out of any breach or violation of the provisions of this Section 5.11.

6. Conditions to Closing.

6.1 Conditions to the Investors’ Obligations. The obligation of the Investors to purchase the Shares at the Closing is subject to the fulfillment to the Investors’ satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by an Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) The Company shall have executed and delivered the Registration Rights Agreement.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b) and (d) of this Section 6.1.

(f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(g) The Placement Agents shall have received a comfort letter from Moore Stephens Wurth Frazer and Torbet LLP, the independent auditors of the Company, dated as of the Closing Date, in form and substance reasonably acceptable to the Placement Agents and addressing financial statements included in SEC Filings since January 1, 2008.

(h) The Investors shall have received opinions from Loeb & Loeb LLP, the Company’s securities counsel, Lionel Sawyer & Collins, the Company’s Nevada counsel and Jingtian & Gongcheng, the Company’s PRC counsel, each dated as of the Closing Date, in the form set forth in Exhibit A hereto.

(i) No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(j) No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or trading market or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares at the Closing is subject to the fulfillment to the satisfaction of the Company as of the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

(b) The Investors shall have executed and delivered the Registration Rights Agreement.

(c) The Investors shall have delivered the Purchase Price to the Company.

(d) No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or trading market or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(e) Either (i) the closing price as quoted on the Nasdaq market on the Closing Date shall be no greater than $15.70 or (ii) the Company shall have received a written waiver or written confirmation from the Note Purchasers in respect of the Right of First Offer arising under the Note Purchase Agreement.

6.3 Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Investors;

(ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to June 30, 2008;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7. Covenants and Agreements of the Company.

7.1 Reports. The Company will furnish to such Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by such Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.2 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.3 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except for any noncompliance that does not have a Material Adverse Effect.

7.4 Listing of Shares and Related Matters. The Company shall list the Shares on any stock exchange or market (other than any OTC market) on which its Common Stock is traded within 30 days of the date on which the initial registration statement to be filed by the Company in accordance with the terms of the Registration Rights Agreement has been declared effective by the SEC.

7.5 Termination of Covenants. The provisions of Sections 7.1 through 7.3 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.6 Removal of Legends. Upon the earlier of (i) the resale of the Shares pursuant to an effective registration statement under the 1933 Act or (ii) the date the Shares may be sold pursuant to Rule 144 without regard to the volume limitations contained in Rule 144(e), the Company shall, upon an Investor’s written request, promptly cause certificates evidencing the Investor’s Shares to be replaced with certificates which do not bear such restrictive legends. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within five (5) Business Days of submission by that Investor of legended certificate(s) to the Company’s transfer agent together with a representation letter in customary form, the Company shall be liable to the Investor for liquidated damages in an amount equal to 1% of the aggregate purchase price of the Shares evidenced by such certificate(s) for each thirty (30) day period (or pro rata for any portion thereof) beyond such five (5) Business Day that the unlegended certificates have not been so delivered.

8. Survival and Indemnification.

8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for a period of two years after the Closing.

8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement may not be assigned by any Investor without the prior written consent of the Company provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Shares in a private transaction without the prior written consent of the Company or the other Investors; provided, that such transferee agrees in writing to be bound by the terms, provisions and conditions of this Agreement, and such transfer is in compliance with all of the terms and provisions of this Agreement and permitted by federal and state securities laws; and, provided, further, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier or electronic mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Harbin Electric, Inc.
No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, China 150060
Fax: 86 451 8611-6769
Email: cshue@harbinelectric.com
Attention: Christy Shue

with a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Fax: (212) 407-4990
Email: adowd@loeb.com
Attention: Angela M. Dowd, Esq.

If to the Investors:

to the addresses set forth on the signature pages hereto.

9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith.

9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company.

9.7 Publicity. By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the third trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction or in accordance with periodic filing requirements under the 1934 Act) or any regulatory agency, without the prior written consent of such Investor, except to the extent that the Company reasonably determines that such disclosure is required by law or trading market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure.

9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof

9.10 Third Party Beneficiary. Each of the Investors and the Company agree that each Placement Agent is an express third party beneficiary of the representations, warranties, covenants and agreements of the Company and the Investors in this Agreement. Each Placement Agent shall be entitled to rely on such representations, warranties, covenants and agreements and recover its damages for any breach hereof.

9.11 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.12 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.13 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

9.14 Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	HARBIN ELECTRIC, INC.

By:
Name:
Title:

The Investors:	[ ]

By:
Name:
Title:

Aggregate Purchase Price: $______________
Number of Shares: _____________________

Fax:
Email:

with a copy to:

Attn: _________________________________________, Esq.
Telephone:
Facsimile:
Email:

[ ]

By:
Name:
Title:

Aggregate Purchase Price: $______________
Number of Shares: _____________________

Fax:
Email:

with a copy to:

Attn: _________________________________________, Esq.
Telephone:
Facsimile:
Email:

[ ]

By:
Name:
Title:

Aggregate Purchase Price: $______________
Number of Shares: _____________________

Fax:
Email:

with a copy to:

Attn: _________________________________________, Esq.
Telephone:
Facsimile:
Email:

[ ]

By:
Name:
Title:

Aggregate Purchase Price: $______________
Number of Shares: _____________________

Fax:
Email:

with a copy to:

Attn: _________________________________________, Esq.
Telephone:
Facsimile:
Email:

Exhibit A – Form of Legal Opinions